Exhibit 99.1

eBay Inc. Prices $2.5 Billion Senior Unsecured Notes Offering

SAN JOSE, Calif., May 30, 2017 – eBay Inc. (NASDAQ:EBAY) today announced the pricing of a $2.5 billion underwritten public offering of its senior unsecured notes, consisting of $400 million of Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”), $500 million of 2.150% Notes due 2020 (the “2020 Fixed Rate Notes”), $750 million of 2.750% Notes due 2023 (the “2023 Fixed Rate Notes”) and $850 million of 3.600% Notes due 2027 (the “2027 Fixed Rate Notes”). The public offering price of the 2023 Floating Rate Notes is 100% of the principal amount, the public offering price of the 2020 Fixed Rate Notes is 99.899% of the principal amount, the public offering price of the 2023 Fixed Rate Notes is 99.955% of the principal amount and the public offering price of the 2027 Fixed Rate Notes is 99.917% of the principal amount, in each case plus accrued interest, if any. The offering is expected to close on June 6, 2017, subject to customary closing conditions.

eBay intends to use the net proceeds from the offering for general corporate purposes, which may include repayment of indebtedness, capital expenditures, share repurchases, and possible acquisitions.

The offering is being made through an underwriting syndicate led by Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers, and BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Lebenthal & Co., LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Standard Chartered Bank and The Williams Capital Group, L.P., as co-managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood NY 11717, telephone: 1-800-831-9146, or by emailing prospectus@citi.com; Deutsche Bank Securities Inc., attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, telephone: 1-800-503-4611, or by emailing prospectus.cpdg@db.com; Goldman Sachs & Co. LLC, attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 1-212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or Wells Fargo Securities, LLC, attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, telephone: 1-800-645-3751 or by emailing: wfscustomerservice@wellsfargo.com.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been or will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities, in any state or other jurisdiction where, or to any person to whom, the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries (collectively, the “company”) that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for the company’s business; changes to the company’s capital allocation or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

More information about factors that could adversely affect the company’s operating results and the market value of the notes referenced above is included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K and subsequent quarterly report on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investors.ebayinc.com or the SEC’s website at www.sec.gov, and under the captions “Risk Factors” in the prospectus supplement and prospectus related to the offering. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements. The information contained in, or that can be accessed through, the company’s websites (including, without limitation, the Investor Relations website mentioned in this paragraph) is not part of this release. Any reference to the company’s websites are intended to be inactive textual references only.